Exhibit 99.6

CONSENT OF DEUTSCHE BANK SECURITIES INC.

March 25, 2016

Board of Directors

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Re: Current Report on Form 8-K of Marriott International, Inc.

Members of the Board,

We hereby consent to the inclusion of our opinion letter, dated March 20, 2016, to the Board of Directors of Marriott International, Inc. (“Marriott”) as Exhibit 99.5 to, and references made to our firm and such opinion under the captions “The Combination Transactions—Background of the Combination Transactions”, “The Combination Transactions—Marriott’s Reasons for the Combination Transactions; Recommendation of Marriott’s Board”, “The Combination Transactions—Opinion of Marriott’s Financial Advisor—Opinion of Deutsche Bank” and “The Combination Transactions—Certain Prospective Financial Information Used by Marriott” in, the Current Report on Form 8-K of Marriott, filed on March 25, 2016 (the “Current Report”), for purposes of incorporation by reference in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Marriott (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any future amendments to the Current Report or Registration Statement.

/s/ DEUTSCHE BANK SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.